UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2023

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-41325	87-2092143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2023, HF Sinclair Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with REH Company (formerly known as The Sinclair Companies) (the “Selling Stockholder” or “REH Company”), pursuant to which the Company agreed to repurchase from the Selling Stockholder 894,454 shares of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), in a privately negotiated transaction. The price per share to be paid by the Company under the Stock Purchase Agreement is $55.90 per share resulting in an aggregate purchase price of $49,999,979. The purchase price will be funded with cash on hand. The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. The shares to be repurchased under the Stock Purchase Agreement will be held as treasury stock by the Company. This share repurchase is the thirteenth privately negotiated transaction between the Company and the Selling Stockholder.

The share repurchase described above will be made pursuant to the Company’s previously disclosed $1 billion share repurchase program authorized by the Board of Directors of the Company on August 15, 2023 (the “Share Repurchase Program”) and is expected to be completed on or around December 21, 2023. To date, the Company has repurchased $323,577,140 in Common Stock under the Company’s Share Repurchase Program, which is inclusive of the share repurchase described above. The timing and amount of future share repurchases under the Company’s Share Repurchase Program, including any additional repurchases from REH Company, will depend on market conditions and corporate, tax, regulatory and other relevant considerations. The Share Repurchase Program may be discontinued at any time by the Board of Directors of the Company.

Following the settlement of the share repurchase described above on December 21, 2023, 199,997,489 shares of Common Stock will be outstanding.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. For more information on the Selling Stockholder’s relationship to the Company, please refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2023.

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Current Report on Form 8-K relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the SEC. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s ability to complete the transactions contemplated by the Stock Purchase Agreement on the expected timing; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of December 18, 2023, by and between HF Sinclair Corporation and REH Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: December 18, 2023	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Executive Vice President and Chief Financial Officer